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                                                                    EXHIBIT 23.4

             [LOGO OF H.J. GRUY AND ASSOCIATES, INC. APPEARS HERE]

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

  We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. under the caption "EXPERTS," and of information contained in our reserve report dated March 28, 1996, prepared for Kelley Oil & Gas Corporation, in the Registration Statement on Form S-4 of Kelley Oil & Gas Corporation.

                                          H.J. GRUY AND ASSOCIATES, INC.

                                          /s/ Marilyn Wilson

                                          Marilyn Wilson, P.E.
                                          Chief Operating Officer

Houston, Texas
December 19, 1996